UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 3, 2025

KRONOS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas (Address of principal executive offices)	75240-2620 (Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

Senior Notes Offering

On September 3, 2025, Kronos Worldwide, Inc. (“Kronos” or the “Company”) issued a press release announcing a private offering through an institutional private placement of €75 million of senior secured notes of its wholly-owned subsidiary, Kronos International, Inc. (the “Notes Offering”), subject to market conditions and other factors.

A copy of the press releases is attached hereto as Exhibit 99.1 and is incorporated by reference herein in accordance with Rule 135c of the Securities Act of 1933, as amended. Nothing in this filing or the attached press releases is an offer to sell or a solicitation of an offer to purchase any notes.

2025 Outlook

In connection with the Notes Offering, Kronos provided the following business update to prospective investors:

As we have previously disclosed, the customer demand momentum we experienced at the beginning of 2025 began to slow in the final weeks of the first quarter of 2025 and continued to slow through the second quarter of 2025 when overall customer demand decreased in all major markets. Customers continue to be cautious as a result of high interest rates and inflation concerns largely driven by ongoing global tariffs and trade tensions. We continue to expect demand to remain challenging until the uncertainty around tariffs is resolved. We believe customer inventory levels remain low; however, customers continue to be hesitant to build inventory, and we continue to receive orders on shorter notice than previously experienced. As we have previously disclosed, in the first quarter of 2025, we implemented tariff mitigation strategies, including building and pre-positioning inventory from our Canadian facility in the U.S., which resulted in increased shipping and warehousing costs and increased finished goods inventory in the U.S. As a result of weaker than expected demand in the second quarter of 2025, inventory balances remain elevated. We reduced our facility operating rates in the second quarter in response to the lower demand levels and we expect to continue to operate our facilities at reduced rates for the remainder of 2025 in response to lower demand levels and to sell down elevated inventory balances which we expect will result in increased cash flows, primarily during the fourth quarter of 2025.

Through the first half of 2025, our raw material, energy and other input costs have trended lower, and we expect this moderation to continue in the second half of 2025. We expect these cost improvements to be reflected in operating results late in the third quarter and the fourth quarter of 2025 as higher cost inventory is worked down. We continue to focus on cost reduction initiatives which we expect will result in reduced selling, general and administrative costs and operational process improvements aimed at reducing fixed costs. TiO2 selling prices have been pressured downward by reduced overall demand, favorable TiO2 availability and minimal order lead times in the marketplace. Imports of excess Chinese supply into various end use markets around the world have also negatively impacted TiO2 pricing.  However, recently western producers have been successful in getting tariffs and anti-dumping duties enacted against Chinese producers in certain regions of the world which has helped slow down the movement of Chinese supply into these regions and which we believe will improve pricing and strengthen TiO2 demand in 2026 and beyond.

Overall, due to weaker than expected demand, pricing pressures and lower fixed cost absorption as a result of reduced operating rates, we expect to report lower operating results for the full year of 2025 as compared to 2024. However, we believe we will be well-positioned when TiO2 markets return to more normalized levels as a result of declining raw material and energy costs, the impact of the cost reduction initiatives discussed above, the favorable impact on pricing and competition as a result of anti-dumping duties on Chinese producers, our ability to capture increased market share as a result of our 2024 acquisition of the 50% interest in LPC, and the effects of net capacity reductions in the industry that have occurred in recent years which have not yet been reflected in the supply chain. Throughout this downcycle, we have maintained significant liquidity through a combination of cash on hand and borrowing availability on our global revolving credit facility. As previously disclosed, in July 2025 we increased the maximum borrowings under the credit facility from $300 million to $350 million. In addition, we remain focused on low capital expenditures and optimization of working capital, including our current focus on managing inventory levels down to maximize cash flow generation, as discussed above.

About Kronos

We are one of the top five producers and marketers in the world of value-added titanium dioxide pigments, or TiO2, a base industrial product used in a wide range of applications. We offer our customers a broad portfolio of products that includes over 30 different TiO2 pigment grades under the Kronos® trademark, which improve whiteness, brightness, opacity and durability to meet customers’ specific requirements. We, along with our distributors and agents, sell and provide technical services for our products to approximately 3,000 customers in 100 countries with the majority of sales in Europe, North America and the Asia Pacific region.

Forward-Looking Statements

The statements in this Current Report on Form 8-K relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. These forward-looking statements include, among others, statements about the potential outcome of the Notes Offering and statements regarding management’s outlook for 2025, including the realization of potential cost savings and global demand growth. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. The factors that could cause actual future results to differ materially include, but are not limited to, the following

●	future supply and demand for the Company’s products;

●	the Company’s ability to realize expected cost savings from strategic and operational initiatives;

●	the Company’s ability to integrate acquisitions, including LPC, into its operations and to realize expected synergies and innovations;

●	the extent of the dependence of certain of the Company’s businesses on certain market sectors;

●	the cyclicality of the Company’s business;

●	customer and producer inventory levels;

●	The introduction of new, or changes in existing, tariffs, trade barriers or trade disputes (including tariffs imposed by the U.S. federal government on imports from Canada and/or Europe, where the Company has manufacturing facilities);

●	unexpected or earlier-than-expected industry capacity expansion;

●	changes in raw material and other operating costs (such as energy and ore costs);

●	changes in the availability of raw materials (such as ore);

●	general global economic and political conditions that harm the worldwide economy, disrupt the Company’s supply chain, increase material and energy costs or reduce demand or perceived demand for the Company’s TiO2 products or impair the Company’s ability to operate its facilities (including changes in the level of gross domestic product in various regions of the world, tariffs, natural disasters, terrorist acts, global conflicts and public health crises);

●	operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime, transportation interruptions, certain regional and world events or economic conditions and public health crises);

●	technology related disruptions (including but not limited to cyber attacks; software implementation, upgrades or improvements; technology processing failures; or other events) related to the Company’s technology infrastructure that could impact its ability to continue operations, or at key vendors which could impact its supply chain, or at key customers which could impact their operations and cause them to curtail or pause orders;

●	competitive products and substitute products;

●	customer and competitor strategies;

●	potential consolidation of competitors;

●	potential consolidation of customers;

●	the impact of pricing and production decisions;

●	competitive technology positions;

●	potential difficulties in upgrading or implementing accounting and manufacturing software systems;

●	fluctuations in currency exchange rates (such as changes in the exchange rate between the U.S. dollar and each of the euro, the Norwegian krone and the Canadian dollar and between the euro and the Norwegian krone), or possible disruptions to the Company’s business resulting from uncertainties associated with the euro or other currencies;

●	the Company’s ability to renew or refinance credit facilities or other debt instruments in the future;

●	changes in interest rates;

●	the Company’s ability to comply with covenants contained in its revolving credit facility;

●	the Company’s ability to maintain sufficient liquidity;

●	the ultimate outcome of income tax audits, tax settlement initiatives or other tax matters, including future tax reform;

●	the Company’s ability to utilize income tax attributes, the benefits of which may or may not have been recognized under the more-likely-than-not recognition criteria;

●	environmental matters (such as those requiring compliance with emission and discharge standards for existing and new facilities);

●	government laws and regulations and possible changes therein including new environmental, health and safety or other regulations (such as those seeking to limit or classify TiO2 or its use); and

●	pending or possible future litigation or other actions; and

●	other factors as set forth in filings the Company makes with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, particularly under the caption “Risk Factors.”

Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K and cautions investors not to place undue reliance on any such forward-looking statements.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

99.1	Press Release, dated September 3, 2025, issued by Kronos Worldwide, Inc. regarding announcement of private offering of senior secured notes

104Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

Date: September 3, 2025	By:	/s/ Bradley E. Troutman
Bradley E. Troutman,
Senior Vice President and Chief Financial Officer